SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Sec. 240.14a-12

Highland Floating Rate Opportunities Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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HIGHLAND FLOATING RATE OPPORTUNITIES FUND (the “Fund”)

Supplement dated May 13, 2019 to the Proxy Statement dated May 8, 2019

This Supplement provides new and additional information beyond that contained in the Proxy Statement and should be read in conjunction with the Fund’s Proxy Statement.

As a result of a scrivener’s error, the Fund’s Proxy Statement filed on May 8, 2019 incorrectly listed the close of business on April 15, 2019 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders of the Fund and any adjournment or postponements thereof. The correct Record Date is the close of business on April 16, 2019. All information contained in the Proxy Statement listed “as of the Record Date,” including but not limited to the number of shares issued and outstanding as of the Record Date, correctly reflects information as of April 16, 2019.

Accordingly, all references to the Record Date in the Proxy Statement are hereby replaced with April 16, 2019.